Exhibit 99.1 and
                                                                  Exhibit 23.4
MALLESONS STEPHEN JAQUES






National Global MBS Manager                                   18 June 2004
Pty Ltd
Level 24                                                      Stuart Fuller
500 Bourke Street                                             Partner
MELBOURNE VIC 3000                                            Direct line
                                                              +61 2 9296 2155




Dear Sirs

Securitization Program - Registration Statement

We will act as counsel for National Global MBS Manager Pty Ltd ("Global Trust Manager") and the National Australia Bank Limited ("National") in connection with the offering, from time to time, in one or more Series (each, a "Series") of certain Mortgage-Backed Notes (the "Notes"), which will be offered by separate trusts (each, a "Trust") to be constituted under the Master Trust Deed ("Master Trust Deed") between Perpetual Trustee Company Limited ("Issuer Trustee") and the Global Trust Manager (as amended from time to time). The Notes are being registered pursuant to the Securities Act of 1933, as amended (the "Act") by means of a Registration Statement of the Global Trust Manager and the Depositor on Form S-3. The Notes will be offered pursuant to the prospectus ("Base Prospectus"), as supplemented by a prospectus supplement ("Prospectus Supplement") which will be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 under the Act.

Definitions in the Base Prospectus apply in this opinion but "Relevant Jurisdiction" means the Commonwealth of Australia, New South Wales, Victoria and the Australian Capital Territory. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1    Documents

     We have examined a copy of the Base Prospectus and the form of Prospectus Supplement as filed with the Securities and Exchange Commission ("Commission") under the US Securities Act of 1933 ("Prospectus").

2    Assumption

     For the purposes of giving this opinion, we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3    Qualification

     Our opinion is subject to the qualification that we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular, we express no opinion as to the laws of England or the United States.


Level 60 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia                           T +612 9296 2000
DX 113 Sydney ABN 22 041 424 954    syd@mallesons.com www.mallesons.com                           F +61 2 9296 3999



MALLESONS STEPHEN JAQUES



National Global MBS Manager Pty Ltd                                18 June 2004
-------------------------------------------------------------------------------



4    Opinion

     Based on the assumption and subject to the qualification set out above (which, except where expressly stated, apply equally to each of the opinions below), we are of the following opinion:

     (a) any final and conclusive judgment of any New York State or United States Federal Court having jurisdiction recognised by the Relevant Jurisdiction in respect of an obligation of the Issuer Trustee in respect of a Note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the Issuer Trustee in the courts of the Relevant Jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

          (i) the proceedings in the New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

          (ii) the judgment is contrary to the public policy of the Relevant Jurisdiction;

         (iii) the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

          (iv) the judgment is a penal or revenue judgment; or

          (v) there has been a prior judgement in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable; and

     (b) a judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form S-3 filed with the Prospectus and to the references to this firm under the heading "Enforcement of Foreign Judgements in Australia" in the Base Prospectus, and any other reference to this firm contained therein, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under the Securities Act of 1933 with respect to any part of the Registration Statement, including this exhibit.


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



Yours faithfully,


/s/ Mallesons Stephen Jaques


Level 60 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia                           T +612 9296 2000
DX 113 Sydney ABN 22 041 424 954    syd@mallesons.com www.mallesons.com                           F +61 2 9296 3999

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